Exhibit 21.1

Subsidiaries of Ebix, Inc.:

Ebix, Inc.
Ebix International LLC
Facts Services, Inc.
Ebix Health Exchange Holdings, Inc.
Ebix Health Administration Exchange, Inc.
Ebix Health Administration Exchange, Inc. – India Branch
P.B. Systems, Inc.
Ebix Consulting, Inc.
Vertex, Inc.
Doctors Exchange, Inc.
Ebix Latin America, LLC
A.D.A.M., Inc.
Agency Solutions.com, LLC
ConfirmNet Corporation
EBIX ASIA HOLDINGS INC.
EBIX CANADA SOLUTIONS
EBIX ASIA PACIFIC FZ-LLC
EBIX SINGAPORE PTE LTD
EBIX LATIN AMERICA TECNOLOGIA E CONSULTORIA LTDA
EBIX EUROPE LIMITED
EBIX AUSTRALIA (VIC) PTY LTD
EBIX AUSTRALIA PTY LTD
FINTECHNIX PTY LTD
EBIXEXCHANGE AUSTRALIA PTY LTD
EBIX NEW ZEALAND Ltd
EbixCash Limited
Miles software Solutions FZ-LLC, UAE
Miles Software Solutions Inc., Philipinnes
Miles software Solutions UK Limited
EbixCash Global Services Pvt Ltd
EBIX INTERNATIONAL HOLDINGS LIMITED
Swiss Bureau GmBH
EbixCash Exchange PTE Ltd, Singapore
Ebix Cash De Bureau Limited, Seychelles
Ebixcash World Money Limited, Canada
Ebix Corporate Services Pvt Ltd
Ebix Bus Technologies Pvt Ltd. India
Interactive Tradex India Pvt Ltd
Interactive Tradex & Financial Services Pvt Ltd
KRISH AND RAM FOREX PRIVATE LIMITED
MERCURY HIMALAYAN EXPLORATIONS LTD.
Ebix Technologies Private Limited
EbixCash Financial Technologies Pvt Ltd
BSE Ebix Insurance Broking Pvt Ltd

Marketplace Ebix Technologies Private Limited
Ebix Capital Exchange Private Limited
Trimax IT & Infrastructure Limited
Trimax Data Centre Services Limited
Zillious Solutions Private Limited
Ebix Vayam Technologies Pvt Ltd
Ebix Paytech Private Limited
EbixCash World Money Limited
Ebix Money Express Pvt Ltd
Ebix Payment Services Private Limited
Delphi World Money Limited
Buyforex India Limited
Ebix Travels Pvt Ltd
Ebix Travel & Holidays Limited
Ebix Tours and Travels Private Limited
LeisureCorp Pvt Ltd
Flight Raja Travels - Philippines Branch
Via Philippines Travel Corporation
P.T Adya Tours Indonesia
Flight Raja Travels Singapore
Ebix Travels Middle East FZ LLC
Ebix Cabs Private Limited
Routier Operations Consulting Private Limited
EbixCity Private Limited
Ebix E-Learning Ventures PTE LTD
Ebix Smartclass Educational Services Private Limited
Ebix US, LLC